Exhibit 99.1

SIXTH ADDENDUM TO APPENDIX A OF
FOURTH AMENDED AND RESTATED SERVICE AGREEMENT

This Sixth Addendum to Appendix A (the “Sixth Addendum”), dated January 11, 2023 of that certain Fourth Amended and Restated Service Agreement dated June 1, 2022 (the "Addendum"), by and between Comenity Bank (“Bank”), a Delaware state bank, with its principal place of business at One Righter Parkway, Suite 100, Wilmington, Delaware 19803 and Comenity Servicing LLC (“Servicer”), a Texas Limited Liability Company with its principal place of business at 3095 Loyalty Circle, Columbus Ohio 43219.

RECITALS

WHEREAS, Bank and Servicer entered into that certain Fourth Amended and Restated Service Agreement as of June 1, 2022 (the “Agreement”) to outsource certain services to Servicer; and

WHEREAS, Bank and Servicer desire to modify certain Performance Standards set forth in Exhibit A to the Agreement.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Bank and Servicer agree as follows:

1.     Performance Standards. Bank and Servicer agree to amend the Performance Standards set forth in Appendix A to the Agreement, such that certain Performance Standards are hereby amended and added as set forth in further detail in Exhibit A hereto.

2.     Effective Date:  The parties agree that the amendments to the Performance Standards, as set forth in Exhibit A hereto, shall be effective as of January 1, 2023 (the “Sixth Addendum Effective Date”).

3.     Miscellaneous.  Capitalized terms not otherwise defined in this Addendum shall have the meanings assigned to them in the Agreement.  Other than as set forth above and in Exhibit A hereto, the parties agree that the Agreement, as amended by this Addendum, shall continue in full force and effect. The parties may execute this Addendum in one or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

Sixth Addendum to Appendix A of
Fourth Amended and Restated Service Agreement
Comenity Servicing LLC / Comenity Bank

IN WITNESS WHEREOF, the parties have caused this Addendum to be executed by their authorized officers effective as of the Sixth Addendum Effective Date.

Comenity Bank

By: /s/ Baron Schlachter
Name: Baron Schlachter
Title: Comenity Bank President

Comenity Servicing LLC

By:  /s/ Tammy M. McConnaughey
Name: Tammy M. McConnaughey
Title: EVP, Credit Operations and Credit Risk

Sixth Addendum to Appendix A of
Fourth Amended and Restated Service Agreement
Comenity Servicing LLC / Comenity Bank

EXHIBIT A

1.	Amendments and Additions. Set forth below are additional Performance Standards or revisions to existing Performance Standards, all of which shall be incorporated into Appendix A to the Agreement.

Service	Performance Standard	Measuring Period	Amended/ Added
Fraud

• Provide Fraud services and platform to prevent, detect, mitigate and investigate fraud on cardholders’ accounts, which includes transaction monitoring, strategy design and analysis, fraud loss reporting, customer fraud claim resolution, and document retention to comply with applicable laws and regulations.
• Create and monitor alerts, develop strategies, and perform other necessary functions in order to detect, mitigate, and prevent fraud within the bank’s fraud risk appetite for our accounts.

	Fraud loss will remain within 20% of annual budget.	M	Amended
Information Technology Servicing/Outsourcing

• Provide Information Technology services, platform, network, including telecommunications through a secure environment, which can be outsourced to third and fourth parties, including but not limited to:
• Timely Incident Restoration
• Unix/Linux Server Availability
• Windows Server Availability
• Mainframe Availability
• Data/Voice Connectivity Availability
• Implementation of Critical Security Updates/Patches
• Completion of Critical Batches
• Authorizations
• Other IT services as needed

	N/A	N/A	Amended (Service Description)
	Maintain 99.5% or greater Mainframe availability	M	Amended
	Maintain 99.8% or greater Unix & Linux Server availability	M	Amended
	Maintain 99.8% or greater Windows Server availability	M	Amended
	Maintain 99.5% data connectivity availability (measured as the availability of Lan, Wan, Internet and Client Connectivity)	M	Added
	Maintain 99.5% voice connectivity availability (measured as the uptime of all voice connectivity components – SIP, PRI, POTs, e911)	M	Added

Sixth Addendum to Appendix A of
Fourth Amended and Restated Service Agreement
Comenity Servicing LLC / Comenity Bank